Press Release May 2, 2019

HollyFrontier Corporation Reports Quarterly Results

•
Reported net income attributable to HollyFrontier stockholders of $253.1 million, or $1.47 per diluted share, and adjusted net income of $93.2 million, or $0.54 per diluted share, for the first quarter

•	Reported EBITDA of $492.3 million and adjusted EBITDA of $281.8 million for the first quarter

•	Returned $134.7 million to shareholders through dividends and share repurchases in the first quarter

•	Acquisition of Sonneborn, further strengthening our finished lubricants and specialty products business

Dallas, Texas, May 2, 2019 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $253.1 million, or $1.47 per diluted share, for the quarter ended March 31, 2019, compared to $268.1 million, or $1.50 per diluted share, for the quarter ended March 31, 2018.

The first quarter results reflect special items that collectively increased net income by a total of $159.9 million. These items include a lower of cost or market inventory valuation adjustment that increased pre-tax earnings by $232.3 million, offset by Sonneborn acquisition and integration costs totaling $12.6 million and incremental cost of products sold attributable to our Sonneborn inventory value step-up of $9.3 million. Excluding these items, net income for the current quarter was $93.2 million ($0.54 per diluted share) compared to $137.3 million ($0.77 per diluted share) for the first quarter of 2018, which excludes certain items that collectively increased earnings by $130.8 million for the three months ended March 31, 2018. Total operating expenses for the quarter were $331.6 million compared to $320.3 million for the first quarter of last year.

HollyFrontier’s President & CEO, George Damiris, commented, “HollyFrontier posted a solid first quarter despite seasonally weak product cracks and maintenance at our Tulsa and El Dorado refineries. We continue our long term efforts to improve reliability across our refining system. With a rebound in the gasoline market and no major planned downtime until September, we are well positioned for strong financial performance heading into the summer driving season.”

The Refining and Marketing segment reported adjusted EBITDA of $193.4 million compared to $200.9 million for the first quarter of 2018. This decrease was primarily driven by lower crude differentials which resulted in a consolidated refinery gross margin of $12.74 per produced barrel, a 1% decrease compared to $12.83 for the first quarter of 2018. Crude oil charge averaged 400,430 barrels per day (“BPD”) for the current quarter compared to 415,260 BPD for the first quarter 2018. The lower crude charge was primarily due to the planned turnaround at our Tulsa East refinery and unplanned maintenance at our El Dorado refinery.

Our Lubricants and Specialty Products segment reported adjusted EBITDA of $20.4 million, despite the challenging base oil market. Rack Forward adjusted EBITDA was $52.8 million for the quarter, including two months of EBITDA contribution from Sonneborn.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $93.5 million for the first quarter 2019 compared to $88.5 million in the first quarter of 2018.

For the first quarter of 2019, net cash provided by operations totaled $216.8 million. During the period, we declared and paid a dividend of $0.33 per share to shareholders totaling $56.8 million and spent $77.8 million in stock repurchases. At March 31, 2019, our cash and cash equivalents totaled $496.1 million, a $658.6 million decrease over cash and cash equivalents of $1,154.8 million at December 31, 2018, reflecting our purchase of Sonneborn. Additionally, our consolidated debt was $2,430.9 million. Our debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $992.9 million at March 31, 2019.

The Company has scheduled a webcast conference call for today, May 2, 2019, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://services.themediaframe.com/dataconf/productusers/hfc/mediaframe/29219/indexl.html. An audio archive of this webcast will be available using the above noted link through May 16, 2019.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries.  HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist and cyber attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2018
	2019	2018	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,897,247	$4,128,427	$(231,180)	(6)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,199,205	3,347,125	(147,920)	(4)
Lower of cost or market inventory valuation adjustment	(232,346)	(103,838)	(128,508)	124
	2,966,859	3,243,287	(276,428)	(9)
Operating expenses	331,592	320,288	11,304	4
Selling, general and administrative expenses	88,034	64,664	23,370	36
Depreciation and amortization	121,421	104,341	17,080	16
Total operating costs and expenses	3,507,906	3,732,580	(224,674)	(6)
Income from operations	389,341	395,847	(6,506)	(2)

Other income (expense):
Earnings of equity method investments	2,100	1,279	821	64
Interest income	6,375	2,590	3,785	146
Interest expense	(36,647)	(32,723)	(3,924)	12
Gain on foreign currency transactions	2,265	5,560	(3,295)	(59)
Other, net	557	1,346	(789)	(59)
	(25,350)	(21,948)	(3,402)	16
Income before income taxes	363,991	373,899	(9,908)	(3)
Income tax expense	87,505	85,037	2,468	3
Net income	276,486	288,862	(12,376)	(4)
Less net income attributable to noncontrolling interest	23,431	20,771	2,660	13
Net income attributable to HollyFrontier stockholders	$253,055	$268,091	$(15,036)	(6)%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.48	$1.51	$(0.03)	(2)%
Diluted	$1.47	$1.50	$(0.03)	(2)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	170,851	176,617	(5,766)	(3)%
Diluted	172,239	177,954	(5,715)	(3)%
EBITDA	$492,253	$487,602	$4,651	1%
Adjusted EBITDA	$281,797	$315,655	$(33,858)	(11)%

Balance Sheet Data

	March 31,	December 31,
	2019	2018
	(In thousands)
Cash and cash equivalents	$496,139	$1,154,752
Working capital	$1,652,053	$2,128,224
Total assets	$12,123,430	$10,994,601
Long-term debt	$2,430,934	$2,411,540
Total equity	$6,594,574	$6,459,059

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under Corporate, Other and Eliminations column. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC and Cheyenne Pipeline LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2019
Sales and other revenues:
Revenues from external customers	$3,372,666	$493,334	$31,138	$109	$3,897,247
Intersegment revenues	$74,744	$—	$103,359	$(178,103)	$—
	$3,447,410	$493,334	$134,497	$(177,994)	$3,897,247
Cost of products sold (exclusive of lower of cost or market inventory)	$2,962,540	$389,017	$—	$(152,352)	$3,199,205
Lower of cost or market inventory valuation adjustment	$(232,346)	$—	$—	$—	$(232,346)
Operating expenses	$264,497	$53,559	$37,513	$(23,977)	$331,592
Selling, general and administrative expenses	$26,977	$39,719	$2,620	$18,718	$88,034
Depreciation and amortization	$74,415	$20,171	$23,830	$3,005	$121,421
Income (loss) from operations	$351,327	$(9,132)	$70,534	$(23,388)	$389,341
Earnings of equity method investments	$—	$—	$2,100	$—	$2,100
Capital expenditures	$41,762	$7,860	$10,718	$3,395	$63,735

Three Months Ended March 31, 2018
Sales and other revenues:
Revenues from external customers	$3,655,867	$444,840	$27,457	$263	$4,128,427
Intersegment revenues	$93,318	$—	$101,427	$(194,745)	$—
	$3,749,185	$444,840	$128,884	$(194,482)	$4,128,427
Cost of products sold (exclusive of lower of cost or market inventory)	$3,211,704	$307,531	$—	$(172,110)	$3,347,125
Lower of cost or market inventory valuation adjustment	$(103,838)	$—	$—	$—	$(103,838)
Operating expenses	$238,484	$64,908	$36,203	$(19,307)	$320,288
Selling, general and administrative expenses	$26,371	$30,654	$3,122	$4,517	$64,664
Depreciation and amortization	$67,175	$8,864	$25,141	$3,161	$104,341
Income (loss) from operations	$309,289	$32,883	$64,418	$(10,743)	$395,847
Earnings of equity method investments	$—	$—	$1,279	$—	$1,279
Capital expenditures	$42,774	$8,538	$12,612	$5,615	$69,539

March 31, 2019
Cash and cash equivalents	$5,310	$110,119	$11,540	$369,170	$496,139
Total assets	$7,338,824	$2,368,141	$2,202,110	$214,355	$12,123,430
Long-term debt	$—	$—	$1,438,054	$992,880	$2,430,934

December 31, 2018
Cash and cash equivalents	$7,236	$80,931	$3,045	$1,063,540	$1,154,752
Total assets	$6,465,155	$1,506,209	$2,142,027	$881,210	$10,994,601
Long-term debt	$—	$—	$1,418,900	$992,640	$2,411,540

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2019	2018
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	213,180	227,690
Refinery throughput (BPD) (2)	230,050	246,070
Sales of produced refined products (BPD) (3)	217,600	253,080
Refinery utilization (4)	82.0%	87.6%

Average per produced barrel (5)
Refinery gross margin	$11.14	$10.65
Refinery operating expenses (6)	6.66	5.14
Net operating margin	$4.48	$5.51

Refinery operating expenses per throughput barrel (7)	$6.30	$5.28

Feedstocks:
Sweet crude oil	50%	43%
Sour crude oil	26%	30%
Heavy sour crude oil	17%	20%
Other feedstocks and blends	7%	7%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	55%
Diesel fuels	28%	30%
Jet fuels	9%	5%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	4%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2019	2018
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	106,030	106,110
Refinery throughput (BPD) (2)	116,220	116,560
Sales of produced refined products (BPD) (3)	123,390	122,260
Refinery utilization (4)	106.0%	106.1%

Average per produced barrel (5)
Refinery gross margin	$15.95	$9.85
Refinery operating expenses (6)	4.94	4.00
Net operating margin	$11.01	$5.85

Refinery operating expenses per throughput barrel (7)	$5.24	$4.19

Feedstocks:
Sweet crude oil	16%	31%
Sour crude oil	75%	60%
Other feedstocks and blends	9%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	54%	54%
Diesel fuels	37%	38%
Fuel oil	3%	2%
Asphalt	3%	3%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	81,220	81,460
Refinery throughput (BPD) (2)	87,450	89,420
Sales of produced refined products (BPD) (3)	82,040	90,180
Refinery utilization (4)	83.7%	84.0%

Average per produced barrel (5)
Refinery gross margin	$12.14	$22.98
Refinery operating expenses (6)	10.73	9.54
Net operating margin	$1.41	$13.44

Refinery operating expenses per throughput barrel (7)	$10.07	$9.62

Feedstocks:
Sweet crude oil	36%	33%
Heavy sour crude oil	35%	37%
Black wax crude oil	22%	21%
Other feedstocks and blends	7%	9%
Total	100%	100%

	Three Months Ended March 31,
	2019	2018
Sales of produced refined products:
Gasolines	54%	56%
Diesel fuels	34%	34%
Fuel oil	3%	3%
Asphalt	5%	3%
LPG and other	4%	4%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	400,430	415,260
Refinery throughput (BPD) (2)	433,720	452,050
Sales of produced refined products (BPD) (3)	423,030	465,520
Refinery utilization (4)	87.6%	90.9%

Average per produced barrel (5)
Refinery gross margin	$12.74	$12.83
Refinery operating expenses (6)	6.95	5.69
Net operating margin	$5.79	$7.14

Refinery operating expenses per throughput barrel (7)	$6.78	$5.86

Feedstocks:
Sweet crude oil	38%	38%
Sour crude oil	34%	32%
Heavy sour crude oil	16%	18%
Black wax crude oil	4%	4%
Other feedstocks and blends	8%	8%
Total	100%	100%

Consolidated
Sales of produced refined products:
Gasolines	53%	55%
Diesel fuels	32%	33%
Jet fuels	5%	3%
Fuel oil	2%	1%
Asphalt	3%	3%
Base oils	2%	2%
LPG and other	3%	3%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)
Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

(4)	Represents crude charge divided by total crude capacity ("BPSD"). Our consolidated crude capacity is 457,000 BPSD.

(5)
Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7) Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

We acquired our Sonneborn business on February 1, 2019. For the three months ended March 31, 2019 our lubricants and specialty product operating results reflect the operations of our Sonneborn business for the period February 1, 2019 through March 31, 2019.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended March 31,
	2019	2018
Lubricants and Specialty Products
Throughput (BPD)	19,800	21,580
Sales of produced products (BPD)	34,770	32,450

Sales of produced products:
Finished products	49%	45%
Base oils	26%	34%
Other	25%	21%
Total	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” "Rack Forward" includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2019
Sales and other revenues	$156,455	$444,342	$(107,463)	$493,334
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$145,818	$350,662	$(107,463)	$389,017
Operating expenses	$29,560	$23,999	$—	$53,559
Selling, general and administrative expenses	$13,479	$26,240	$—	$39,719
Depreciation and amortization	$10,526	$9,645	$—	$20,171
Income (loss) from operations	$(42,928)	$33,796	$—	$(9,132)
EBITDA	$(32,402)	$43,441	$—	$11,039

Three months ended March 31, 2018
Sales and other revenues	$173,432	$399,039	$(127,631)	$444,840
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$152,054	$283,108	$(127,631)	$307,531
Operating expenses	$28,771	$36,137	$—	$64,908
Selling, general and administrative expenses	$6,819	$23,835	$—	$30,654
Depreciation and amortization	$5,628	$3,236	$—	$8,864
Income from operations	$(19,840)	$52,723	$—	$32,883
EBITDA	$(14,212)	$55,959	$—	$41,747

(1)	Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.

(2)
Rack Forward activities include the purchase of base oils from rack back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

(3)	Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax expense, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) acquisition and integration costs, (iii) incremental cost of products sold attributable to our Sonneborn inventory value step-up and (iv) RINs cost reduction related to our Cheyenne Refinery small refinery exemptions.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Net income attributable to HollyFrontier stockholders	$253,055	$268,091
Add interest expense	36,647	32,723
Subtract interest income	(6,375)	(2,590)
Add income tax expense	87,505	85,037
Add depreciation and amortization	121,421	104,341
EBITDA	$492,253	$487,602
Add (subtract) lower of cost or market inventory valuation adjustment	(232,346)	(103,838)
Add acquisition and integration costs	12,552	3,595
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	9,338	—
Subtract RINs cost reduction	—	(71,704)
Adjusted EBITDA	$281,797	$315,655

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended March 31,
Refining Segment	2019	2018
	(In thousands)
Income from operations (1)	$351,327	$309,289
Add depreciation and amortization	74,415	67,175
EBITDA	425,742	376,464
Add (subtract) lower of cost or market inventory valuation adjustment	(232,346)	(103,838)
Subtract RINs cost reduction	—	(71,704)
Adjusted EBITDA	$193,396	$200,922

(1) Income from operations of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2019
Income (loss) from operations (1)	$(42,928)	$33,796	$(9,132)
Add depreciation and amortization	10,526	9,645	20,171
EBITDA	$(32,402)	$43,441	$11,039
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338	9,338
Adjusted EBITDA	$(32,402)	$52,779	$20,377

Three months ended March 31, 2018
Income (loss) from operations (1)	$(19,840)	$52,723	$32,883
Add depreciation and amortization	5,628	3,236	8,864
EBITDA	$(14,212)	$55,959	$41,747

(1) Income (loss) from operations of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$5.79	$7.14
Add average refinery operating expenses per produced barrel sold	6.95	5.69
Refinery gross margin per produced barrel sold	$12.74	$12.83
Times produced barrels sold (BPD)	423,030	465,520
Times number of days in period	90	90
Refining segment gross margin	$485,046	$537,536
Add (subtract) rounding	(176)	(55)
Total refining segment gross margin	484,870	537,481
Add refining segment cost of products sold	2,962,540	3,211,704
Refining segment sales and other revenues	3,447,410	3,749,185
Add lubricants and specialty products segment sales and other revenues	493,334	444,840
Add HEP segment sales and other revenues	134,497	128,884
Subtract corporate, other and eliminations	(177,994)	(194,482)
Sales and other revenues	$3,897,247	$4,128,427

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.95	$5.69
Times produced barrels sold (BPD)	423,030	465,520
Times number of days in period	90	90
Refining segment operating expenses	$264,605	$238,393
Add (subtract) rounding	(108)	91
Total refining segment operating expenses	264,497	238,484
Add lubricants and specialty products segment operating expenses	53,559	64,908
Add HEP segment operating expenses	37,513	36,203
Subtract corporate, other and eliminations	(23,977)	(19,307)
Operating expenses (exclusive of depreciation and amortization)	$331,592	$320,288

Reconciliation of net income attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, acquisition and integration costs, incremental cost of products sold due to Sonneborn inventory value step-up and RINs cost reductions. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$363,991	$373,899
Income tax expense	87,505	85,037
Net income	276,486	288,862
Less net income attributable to noncontrolling interest	23,431	20,771
Net income attributable to HollyFrontier stockholders	253,055	268,091

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(232,346)	(103,838)
Acquisition and integration costs	12,552	3,595
Incremental cost of products sold attributable to Sonneborn inventory value step-up	9,338	—
RINs cost reduction	—	(71,704)
Total adjustments to income before income taxes	(210,456)	(171,947)
Adjustment to income tax expense (1)	(50,595)	(41,152)
Total adjustments, net of tax	(159,861)	(130,795)

Adjusted results - Non-GAAP:
Adjusted income before income taxes	153,535	201,952
Adjusted income tax expense (2)	36,910	43,885
Adjusted net income	116,625	158,067
Less net income attributable to noncontrolling interest	23,431	20,771
Adjusted net income attributable to HollyFrontier stockholders	$93,194	$137,296
Adjusted earnings per share attributable to HollyFrontier stockholders - diluted (3)	$0.54	$0.77
Average number of common shares outstanding - diluted	172,239	177,954

(1)	Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands)

Non-GAAP income tax expense (2)	$36,910	$43,885
Subtract GAAP income tax expense	87,505	85,037
Non-GAAP adjustment to income tax expense	$(50,595)	$(41,152)

(2)
Non-GAAP income tax expense is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate ("AETR") for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share attributable to HollyFrontier stockholders - diluted is calculated as adjusted net income attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands)
GAAP:
Income before income taxes	$363,991	$373,899
Income tax expense	$87,505	$85,037
Effective tax rate for GAAP financial statements	24.0%	22.7%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	0.1%	0.6%
Effective tax rate for adjusted results	24.1%	23.3%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214-954-6510